UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – November 15, 2022

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive,	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Transaction Support Agreement

On November 15, 2022, Cooper-Standard Holdings Inc. (the “Company”) and certain of its direct or indirect subsidiaries, including Cooper-Standard Automotive Inc. (“CSA”) and CS Intermediate HoldCo 1 LLC (“Holdings” and, together with the Company, CSA and such other direct or indirect subsidiaries of the Company, the “Credit Parties”), and an ad hoc committee of holders (the “Consenting Noteholders”) of approximately 62.7% of the aggregate principal amount of CSA’s 5.625% Senior Notes due 2026 (the “2026 Senior Notes”) entered into an agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”) whereby the Consenting Noteholders have agreed to support a set of refinancing transactions to be commenced by the Credit Parties (collectively, the “Refinancing Transactions”), consisting of (i) a notes offering for cash (the “Concurrent Notes Offering”) to holders of 2026 Senior Notes of $580 million in aggregate principal amount of 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 (the “New First Lien Notes”) newly issued by CSA and guaranteed by Holdings and certain of CSA’s subsidiaries, (ii) an exchange offer (the “Exchange Offer”) conducted by CSA for any and all of its $400.0 million in aggregate principal amount of 2026 Senior Notes to holders of 2026 Senior Notes who participate in the Concurrent Notes Offering in exchange for newly issued 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Notes due 2027 on a par-for-par basis; (iii) a related consent solicitation (the “Consent Solicitation”) to remove substantially all of the covenants, certain events of default and certain other provisions contained in the 2026 Senior Notes and the indenture governing the 2026 Senior Notes; (iv) a backstop commitment by funds and accounts managed or advised by J.P. Morgan Investment Management Inc. and/or JPMorgan Chase Bank, N.A. and Millstreet Capital Management (the “Initial Backstop Parties”) and certain other investors as may be designated by the Initial Backstop Parties to purchase any New First Lien Notes not otherwise subscribed for by holders of the 2026 Senior Notes in the Concurrent Notes Offering; and (v) the use of proceeds from the New First Lien Notes, together with cash on hand, to prepay the Credit Parties’ senior term loan facility, to redeem CSA’s existing 13.000% Senior Secured Notes due 2024 and to pay related fees and expenses.

Under the Transaction Support Agreement, each of the Credit Parties and the Consenting Noteholders, subject to customary terms and conditions, have undertaken customary commitments to one another in support of the Refinancing Transactions. The Credit Parties have agreed, among other things, to commence and use commercially reasonable efforts to consummate and effect the Refinancing Transactions and to negotiate in good faith the definitive documents which will govern the Refinancing Transactions. The Consenting Noteholders have agreed, among other things, to timely vote, exchange, and tender their 2026 Senior Notes in connection with the Refinancing Transactions, to use commercially reasonable efforts to support approval and implementation of the Refinancing Transactions, and to negotiate in good faith the definitive documents that will govern the Refinancing Transactions. The Credit Parties have agreed to pay the Initial Backstop Parties a backstop commitment fee.

The Transaction Support Agreement contains termination rights for the benefit of the Credit Parties and the Initial Backstop Parties, subject, in certain cases, to cure rights. The Credit Parties may terminate the Transaction Support Agreement upon, among other circumstances, the Consenting Noteholders party to the Transaction Support Agreement ceasing to hold at least a majority of the aggregate principal amount of the outstanding 2026 Senior Notes and the Credit Parties not receiving the backstop commitments prior to the commencement of the Exchange Offer and, with respect to a Consenting Noteholder, certain material breaches of the Transaction Support Agreement by such Consenting Noteholder. The Credit Parties may also terminate if the board of directors or similar governing body of a Credit Party determines, after considering the advice of counsel, that its fiduciary duties require the Credit Party to terminate the Transaction Support Agreement. The Initial Backstop Parties may terminate the Transaction Support Agreement upon, among other circumstances, an occurrence of an event of default under the indenture governing the 2026 Senior Notes or the indenture governing CSA’s 13.000% Senior Secured Notes due 2024 and material breaches of the Transaction Support Agreement by the Credit Parties.

The foregoing is a summary of the material terms of, and is qualified by, the Transaction Support Agreement and the exhibits thereto, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Cautionary Note Regarding Refinancing Transactions

The commencement and consummation of the Refinancing Transactions contemplated by the Transaction Support Agreement will be conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents. The Refinancing Transactions may not be completed as contemplated or at all. If the Company is unable to complete the Refinancing Transactions or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01 Other Events.

On November 15, 2022, the Company issued a press release announcing the Transaction Support Agreement and the related Refinancing Transactions. A copy of the Company’s press release is being furnished as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This report on Form 8-K, including the exhibit attached hereto, includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. When used in this report, including the exhibit attached hereto, the words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon the Company’s expectations and various assumptions. The Company’s expectations, beliefs, and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, no assurances can be made that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties and other important factors include, but are not limited to, those described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K under Item 1A of Part 1 and in the Company’s most recent quarterly report on Form 10-Q under Item 1A of Part II and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this report, and the date of the exhibit attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

Exhibit 10.1 Transaction Support Agreement, dated as of November 15, 2022, among CSA, Parent, Holdings, the other Credit Parties and the Consenting Noteholders.

Exhibit 99.1 Press Release, dated as of November 15, 2022.

Exhibit 104 The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
        Cooper-Standard Holdings Inc.

/s/ Joanna M. Totsky
Name:	Joanna M. Totsky
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: November 15, 2022